                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                        PACKAGING RESOURCES INCORPORATED


          It is hereby certified that:

     1. (a) The present name of the corporation (hereinafter called the "Corporation") is Packaging Resources Incorporated.

          (b)  The name under which the Corporation was originally
incorporated was Plastic Acquisition Corp.       , and the date of filing the
original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was July 25, 1984.

     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Articles 1 through 9 in their entirety and by substituting in lieu thereof new Articles which are set forth in the Amended and Restated Certificate of Incorporation hereinafter provided for.

     3. The provisions of the Certificate of Incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of Incorporation of Packaging Resources Incorporated without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     4. The amendments and the restatement of the Restated Certificate of Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                        PACKAGING RESOURCES INCORPORATED

          1.   The name Of the corporation is

                        PACKAGING RESOURCES INCORPORATED

          2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

          3. The nature of the business of purposes to be conducted or promoted is:

          To engage in any lawful act or activity for which corporations may be organized under The General Corporation Law of the State of Delaware.

          4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1000) shares of Common Stock, par value $.01 per share.

          5.   The corporation is to have perpetual existence.

          6. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

          8. The corporation shall, to the fullest extent permitted by Section 145 of The General Corporation Law of the State of Delaware, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section.

          9. No director of the corporation shall be personally liable to the corporation or any stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article 9 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or emissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of The General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.
No amendment to or repeal of this Article 10 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          10. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          Signed and attested to on June 30, 1993.


                              PACKAGING RESOURCES INCORPORATED


                              By:    /s/ Jerry Corirossi
                                  --------------------------------
                                        Jerry Corirossi
                                        Vice President


Attest:


    /s/ M. Finley Maxon
        ---------------------
        M. Finley Maxson
       Assistant Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                       MINER CONTAINER OF MISSOURI, INC.,

                         MINER CONTAINER OF TEXAS, INC.

                                       and

                             MINER HOUSEWARES, INC.

                                      INTO

                        PACKAGING RESOURCES INCORPORATED

                                  *  *  *  *  *

          Packaging Resources Incorporated, a corporation organized and existing under the laws of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That this corporation was incorporated on the 25th day of July, 1984, pursuant to the General Corporation Law of the State of Delaware.

          SECOND: That (a) this corporation owns all of the outstanding shares (of each class) of the stock of Miner Container of Missouri, Inc., a corporation incorporated on the 26th day of October, 1988, pursuant to The General and Business Corporation Law of the State of Missouri, (b) this corporation owns all of the outstanding shares (of each class) of the stock of Miner Container of Texas, Inc., a corporation incorporated on the 10th day of December, 1987, pursuant to the Texas Business Corporation Act and (c) Miner Container of Missouri, Inc. owns all of the outstanding shares (of each class) of the stock of Miner Housewares, Inc., a corporation incorporated on the 12th day of December, 1989, pursuant to The General Business Corporation Law of the State of
Missouri.

          THIRD: That this corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 17th day of December, 1993, determined to and did merge into itself said Miner Container of Missouri, Inc., Miner Container of Texas, Inc. and Miner Housewares, Inc.

               RESOLVED, that Packaging Resources Incorporated merge, and it hereby does merge, into itself the following subsidiaries: Miner Container of Missouri, Inc., Miner
          Container of Texas, Inc. and Miner Housewares, Inc., and assumes all of their respective obligations;

               FURTHER RESOLVED, that the merger shall be effective upon the date of filing with the Secretary of State of Delaware.

               FURTHER RESOLVED, that the proper officers of this corporation be and they hereby are directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Miner container of Missouri, Inc., Miner Container of Texas, Inc. and Miner Housewares, Inc. and assume their respective liabilities and obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and a certified copy recorded in the office of the Recorder of Deeds of New Castle County and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

          FOURTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Packaging Resources

Incorporated at any time prior to the date of filing the merger with the Secretary of State.

          IN WITNESS WHEREOF, said Packaging Resources Incorporated has caused
this Certificate to be signed by     H.P. Hoeper    , its President and attested
                                 ------------------
by      JERRY J. CORIROSSI   , its Secretary, this     22    day of December,
   -------------------------                       ---------
1993.

                              PACKAGING RESOURCES INCORPORATED

                              By:    /s/ H.P. Hoeper
                                  ---------------------------
                                                  , President
                                  ---------------


ATTEST:


By: /s/ Jerry J. Corirossi
    ---------------------------
                    , Secretary
    ---------------


                                       -3-